Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement of Apricus Biosciences, Inc. on Form S-8 of our report dated March 10, 2011, appearing in the Annual Report on Form 10-K of Apricus Biosciences, Inc. and Subsidiaries for the year ended December 31, 2010. We also have audited the adjustments described in Note 1 to the consolidated financial statements that were applied to restate the 2009 and 2008 consolidated financial statements for the 15 to 1 reverse stock split. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the 2009 and 2008 consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2009 and 2008 consolidated financial statements taken as a whole.

/s/ EisnerAmper LLP

May 19, 2011
Edison, New Jersey